Exhibit 99.1

Wells Fargo Securities, LLC

FUTURES AND CLEARED SWAPS AGREEMENT

This Futures and Cleared Swaps Agreement (the “Agreement”), dated as of                     , sets forth the terms and conditions pursuant to which Wells Fargo Securities, LLC (“WFS”), acting as a futures commission merchant (“FCM”), and                                          (“Customer”) have agreed shall govern the purchase, sale, execution, clearing and carrying of derivatives products cleared through WFS, including futures contracts and options on future contracts, including foreign futures and options, commodities and commodity options and Cleared Derivatives Transactions (as defined in the Cleared Derivatives Transactions Addendum attached hereto) cleared through one or more of the derivatives clearing organizations or other clearinghouses (collectively, “Derivatives”) for the account and risk of Customer through one or more accounts carried by WFS on behalf of and in the name of Customer (collectively, the “Account”). The Agreement includes the Annexes and Schedules incorporated herein and incorporates the representations and other information set forth in the Futures and Cleared Swaps Application (the “Application”) accompanying this Agreement.

1.

Applicable Law. The Account and all Derivatives in the Account shall be subject to (i) all applicable federal, state, local, foreign and other governmental laws; (ii) the Commodity Exchange Act, as amended (the “CEA”), the rules and interpretations of the Commodity Futures Trading Commission (“CFTC”) and The National Futures Association (“NFA”); and (iii) all applicable laws and the regulations, rules and orders of all regulatory and self-regulatory organizations with appropriate jurisdiction, including, but not limited to, the constitution, by-laws, rules, regulations, orders, adjustments, rulings, resolutions, interpretations and customs and usages of the contract market, exchange, board of trade, swap execution facility, or trading facility, system or platform (each, an “Exchange”) or the clearing division or clearing organization (the “Clearing Organization”) where such Derivative is executed and/or cleared (collectively, “Applicable Law”). WFS and its respective partners, managing directors, officers, directors, employees, agents, or affiliates shall not be liable as a result of any action taken or failed to be taken or any statement made or not made by such persons in order to comply with Applicable Law.

2.

Authorization. Customer authorizes WFS to enter into Derivatives for Customer’s Account in accordance with written, oral, or electronic instructions provided by Customer, its representatives, including Customer’s advisor (“Advisor”), if applicable, and persons reasonably believed by WFS to be acting on Customer’s behalf. Customer acknowledges that all Derivatives are being entered into for the account and risk of Customer, that WFS is acting as agent and not principal in the execution and/or clearing of Derivatives and WFS is not acting as a fiduciary or advisor with respect to Customer or any Account. Customer acknowledges that nothing in this Agreement or otherwise obligates WFS to accept Derivatives for execution or clearing for Customer’s Account and, to the extent that WFS accepts such Derivatives for execution or clearing, Customer and not WFS is responsible and liable for any losses arising from Derivatives entered into in Customer’s Account. Customer waives any claim or defense that any instruction provided on its behalf was not in writing.

3.	Customer’s Representations, Warranties and Agreements.

(a) Customer represents and warrants as of the date hereof and agrees with Wells Fargo as follows, and Customer shall be deemed to have repeated each representation, warranty and agreement at the time of entering into each transaction and at the time Customer submits the transaction for clearing:

(i) Customer has full right, power and authority to enter into and perform its obligations under this Agreement and Derivatives, including, without limitation, the granting of security interests in the Collateral (as defined in Section 13) as contemplated herein, and the execution and performance of this Agreement does not and will not violate Applicable Law or any constituting document to which Customer is subject;

(ii) the person executing this Agreement on behalf of Customer (including, without limitation, with respect to any employee benefit plan, any trustee, or, if more than one, each trustee of Customer) is duly authorized to do so;

(iii) Customer has all necessary licenses and approvals to conduct the business it conducts and it is in compliance with its own policies and procedures and, if applicable, constituting documents, as well as with all laws and regulations applicable to it with respect to the Derivatives contemplated by this Agreement including without limitation, to the extent such laws and regulations are applicable to it, all laws and regulations applicable to pension plans, IRA accounts, particular types of governmental entities, particular types of trusts, foundations, charitable organizations, endowments, hospitals, insurance companies, banks, broker-dealers, commercial or consumer lenders, investment companies, commodity pools or other forms of collective investment vehicles, managed accounts;

(iv) no consent, authorization, permit or filing, other than those that have been obtained and are in effect, is required for the execution and performance of this Agreement and the Derivatives by Customer, including, without limitation, the execution and/or clearing of Derivatives through WFS and the provision by Customer to Wells Fargo of a perfected, first priority security interest in the Collateral as provided in this Agreement;

(v) Customer affirmatively acknowledges that: (i) it is capable of evaluating investment risks independently; (ii) it is exercising independent judgment with

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respect to its investment in and, if applicable, decision to hold, sell or offset the Derivatives and any related investment strategy; (iii) it understands that Derivatives involve substantial risk and has determined that trading in and, if applicable, holding Derivatives is suitable and appropriate for it and its Account and it has the capacity to absorb potential losses related to its trading strategy and the positions held by it; (iv) it is an “eligible contract participant” as defined in the CEA; (v) it is not relying on any communication (written or oral) of Wells Fargo or any of its employees or agents as investment advice or as a recommendation to enter into a Derivatives transaction, it being understood that information and explanations related to the terms and conditions of a Derivatives transaction will not be considered investment advice or a recommendation to enter into that transaction; (vi) no communication (written or oral) received from Wells Fargo or any of its employees or agents will be deemed to be an assurance or guarantee as to the expected results of any Derivatives transaction; and (vii) it consents to any pre-execution discussions (including for the purposes of block and cross trades) undertaken in accordance with Applicable Law;

(vi) except as disclosed in writing to WFS, Customer is acting solely as principal and not as agent for any other party and no other person has any interest in Customer’s Account and, except for Advisor (if applicable), no other person has control over Customer’s Account;

(vii) all financial and other information provided by Customer to WFS in connection with this Agreement and the opening or maintenance of Customer’s Account is, and at all times during which this Agreement is in effect will be, true and correct in every material aspect and Customer shall immediately notify WFS of any material change in such information;

(viii) Customer agrees to promptly notify WFS in writing if any representation, warranty or agreement made by Customer in this Agreement, including without limitation those contained in this Section 3, ceases to be true, correct or complete in any respect or if Customer fails to perform any undertaking contained herein, including the Schedules and Annexes hereto;

(ix) Customer is duly organized and in good standing in all jurisdictions in which it is qualified to do business; and

(x) Customer certifies that they were not solicited in any way by WFS (or the broker who introduced their account to WFS).

4.	Additional Agreements of Customer. Customer acknowledges and agrees with Wells Fargo that:

(a) WFS’ Responsibility. WFS is not acting, with respect to the services and the Derivatives contemplated herein, as a fiduciary, foundation manager, commodity pool operator, commodity trading advisor, investment advisor, tax advisor, accounting advisor or other type of advisor to Customer, Customer’s Advisor, Customer’s named fiduciary

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or for any Account of Customer. Customer will not and will ensure its Advisor, named fiduciary and other representatives do not rely on any information provided by WFS or its affiliates as advice or a recommendation to buy, hold, sell or off-set any Derivative in connection with any transaction executed, carried or cleared for Customer’s Account. WFS shall not be responsible for compliance with any law or regulation governing the conduct of fiduciaries, foundation managers, commodity pool operators, commodity trading advisors, investment advisors, tax advisors, accounting advisors or other types of advisors or fiduciaries or for Customer’s compliance with any Applicable Law governing or affecting Customer’s trading or activities under this Agreement. Customer and Customer’s Advisor are the sole parties responsible for all investment, strategy, trading, and order-routing decisions for the Account and for compliance with any applicable restrictions on such trading. Customer is responsible, with the assistance of its Advisor (if applicable), for evaluating and understanding and has, evaluated and understands the risks associated with transacting, clearing and/or margining Derivatives on each Exchange or Clearing Organization on or through which Customer or Advisor, on Customer’s behalf, has elected to trade or clear.

(b) Advice and Positions. Any market information communicated by WFS with respect to any Account opened by Customer or with respect to any Derivatives transaction contemplated by this Agreement is incidental to WFS’ business as an FCM, and does not constitute investment advice or a recommendation. Moreover, such information does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any Derivatives and is not intended to serve and will not serve as the primary basis for any decision by or on behalf of Customer in respect of any Derivative or Account. WFS does not have and will not have any discretionary authority, power or control over any decisions made by or on behalf of Customer in respect of the Account or any Derivative, and Customer shall rely solely on its own judgment and the advice of its Advisor (if applicable), and not on WFS, in making any such decision.

(c) Conflicts of Interest. Customer acknowledges that WFS and its affiliates (“Wells Fargo”) may take, hold positions in, lend on or advise other Customers concerning, Derivatives. The positions, transactions and advice of Wells Fargo may be inconsistent with or contrary to advice given or positions held by Customer. In accordance with Applicable Law, Wells Fargo may be on the opposite side of any Derivatives transaction entered into by Customer. Additionally, Customer acknowledges that Wells Fargo conducts a number of different businesses that may impact the value of Derivatives. Wells Fargo will not take account of the interests of Customer or the value of Derivatives held by Customer in conducting such other businesses. Wells Fargo may also trade in Derivatives for its own account and such activity may adversely affect the market for and value of the Derivatives held by Customer. Customer acknowledges that it has received additional disclosures of WFS’ potential conflicts of interest as provided in a separate disclosure booklet.

(d) Reports. All oral and written communications relating to the Account or to any Derivative shall be submitted to Customer by WFS at the address and telephone number, or e-mail and/or other electronic delivery address, (Customer may consent to electronic delivery by completing the relevant section of the Application) provided by Customer on

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the Application or as otherwise designated by Customer in writing. Oral trade reports from WFS shall be conclusive and binding on Customer unless Customer notifies WFS of any objection at the time such report is given. Written confirmations and monthly statements (including, without limitation, those delivered electronically) shall be conclusive and binding on Customer unless Customer notifies WFS of any objection before the opening of trading on the business day following the day on which WFS sent such written communications to Customer or posted them on an applicable website. Customer shall carefully review all other communications from WFS and shall notify WFS of any error immediately in the case of an oral communication and promptly after receipt in the case of a written communication (including, without limitation, one delivered electronically).

(e) Financial Information. Customer shall provide to WFS such financial and other information regarding Customer, Customer’s Advisor, and any person guarantying Customer’s obligations in connection with this Agreement as WFS may from time to time request to determine Customer’s, such guarantor’s and Customer’s Advisor’s regulatory status, qualifications and Customer’s and other person’s financial condition and ability to perform its obligations under this Agreement and in connection with Derivatives entered into, cleared or off-set under this Agreement. Customer shall notify WFS promptly (and no later than within one (1) business day of any such event) of any material adverse change to the financial condition of Customer, regardless of whether Customer has previously furnished financial information to WFS. Customer authorizes WFS to contact such banks, financial institutions, credit agencies and other sources of financial information regarding Customer as WFS shall deem appropriate from time to time to verify information regarding Customer, Customer’s Advisor, and any guarantor of Customer’s obligations.

If Customer is a registered investment company, a hedge fund, a private equity fund, a venture fund, a UCITs or SICAV fund, a managed futures fund or other collective investment vehicle (a “Fund”) but excluding any pension fund, whether or not subject to ERISA, Customer shall provide to WFS a Net Asset Value statement for the last calendar day of each month within fifteen (15) days from such date and an oral estimate within one (1) business day of request by WFS. “Net Asset Value” means total assets minus total liabilities, determined in accordance with U.S. generally accepted accounting principles or, if the vehicle is located outside the United States, the International Financial Reporting Standards. If Customer is a Fund or a general partnership, it shall also provide WFS such information regarding its Advisor and, if applicable, its general partner as WFS shall from time to time request to determine the Advisor’s and/or general partner’s financial condition and regulatory status and ability to direct transactions on behalf of Customer under this Agreement and in connection with any Derivatives.

(f) EFRP Agreement. If Customer engages in exchange of futures for physical, swap or other related derivative positions (each an Exchange of Futures for Related Positions transaction, “EFRP”), Customer acknowledges and agrees that, in connection with any EFRP transaction (a) if Customer is the seller of the cash contract(s), swap or derivative, the Customer is the buyer of the futures contract(s) being exchanged in the EFRP respectively; and (b) if Customer is the buyer of the cash contract(s), swap or derivative,

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then Customer is the seller of the futures contract(s) being exchanged in the EFRP, respectively. Upon request by WFS, Customer agrees to provide documentation sufficient to verify its purchase or sale of the cash, swap or other derivative contract.

(g) Acknowledgement of Disclosures. Customer hereby acknowledges having received, read and understood: (i) the Uniform Futures Industry Association Risk Disclosure Statement (including the statement required by CFTC Rule 1.55) delivered with this Agreement; and (ii) the Derivatives Risk Disclosure Statement delivered with this Agreement and all other disclosure statements provided as applicable to Customer’s Account.

(h) Consents. Customer agrees and consents to: (a) WFS, its partners, directors, officers, employees, affiliates, agents and floor brokers, where acting on WFS’ behalf, taking, directly or indirectly, the other side of any order or transaction for Customer’s Account and (b) WFS engaging in pre-execution discussions relating to the Account for the purpose of block, EFRP and other transactions which may require Customer’s consent to pre-execution discussions, each in accordance with the rules and regulations of the CFTC and the applicable Exchange and Clearing Organization and Applicable Law (including ERISA, the Internal Revenue Code of 1986, as amended and any similar laws relating to pension plans), if any.

5.

Customer Orders. Unless specified by Customer and agreed by WFS and notwithstanding any right that Customer may otherwise have under Applicable Law, Customer expressly agrees that WFS may in its sole discretion select the Exchange or other markets on which it will execute orders for Customer and the Clearing Organization through which WFS or such other FCM as WFS shall designate shall clear transactions entered into by or on behalf of Customer.

6.

Use of Third Parties. WFS may in its discretion, for or on behalf of Customer, engage any affiliates or third parties that it believes are necessary or appropriate to employ in connection with maintenance of Customer’s Account and the execution, clearing or settling of Derivatives for the Account. This may include, without limitation, selecting U.S. or non-U.S. depositories, floor brokers, floor traders, clearing and executing brokers and FCMs, bank custodians and other service providers. Customer agrees to cooperate fully with WFS as needed to establish any necessary depository or trading accounts or to effect any transactions for Customer under this Agreement, including, without limitation, providing all necessary information and executing any necessary forms that may be required by WFS or any third-party. Other than as may be limited by Applicable Law, Customer consents to WFS disclosing information regarding Customer, Customer’s guarantor, and any other representative to or affiliate of Customer to any WFS affiliate or third-party as WFS deems appropriate in connection with performance of this Agreement or of any Derivative by Customer.

7.

Give-Ups. Absent a separate written agreement with Customer with respect to give-ups, WFS, in its sole discretion, may, but shall not be obligated to, accept from other executing brokers, introducing brokers, or FCMs, Derivatives executed by or through such entities to be given up to WFS for clearance or carrying in any Account. Under no

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circumstances will WFS have any liability with respect to any give-ups or for any actions or inaction taken by the executing broker or Customer in connection therewith.

8.

Foreign Markets. If Customer has been approved by WFS for the transmission of orders directly to affiliates of WFS located outside the United States, for execution and clearance on non-U.S. Exchanges, Customer acknowledges that (i) it will transmit orders directly to such affiliates identified by WFS only in accordance with any conditions or instructions furnished by WFS and solely for Customer’s own Account, (ii) any orders transmitted by Customer to an affiliate of WFS will be executed and cleared through omnibus accounts maintained by a WFS affiliate in the name of WFS and not for an account of Customer with the affiliate, and (iii) notwithstanding its transmission of orders to an affiliate, Customer will continue to be a Customer of WFS and will not be a Customer of the affiliate. Customer acknowledges and agrees that execution and clearance of Derivatives in foreign markets entails additional risks, including foreign exchange risk and risks associated with the different regulatory and insolvency regimes to which the WFS affiliates carrying the Derivatives as well as the exchanges and clearinghouses on which or the counterparties with which the Derivatives are executed and cleared are subject. Customer expressly acknowledges that it must and is willing to bear all risk associated with profit or loss on Derivatives due to changes in the foreign exchange rate between the currency in which the Derivative is denominated and the currency of Customer’s jurisdiction as well as all other risks associated with foreign Derivatives in its Account.

9.

Inactive Accounts. Customer acknowledges that WFS may from time to time deactivate accounts with little or no trading or other activity, including the Account, and agrees to provide WFS with any information and documents reasonably requested by WFS in connection with Customer’s request to reactivate the Account.

10.

Margin. Customer agrees at all times to maintain sufficient cash, U.S. government treasury obligations and such other collateral as WFS may deem acceptable, in its Account, in such amounts as required by Applicable Law (“AL Margin”), plus additional amounts as WFS may require from time to time (“Additional Margin”) (together “Margin”). Customer acknowledges and agrees that WFS has no obligation to establish uniform Margin requirements and that Margin requirements imposed by WFS may exceed those of other intermediaries. Customer further acknowledges that Margin requirements may vary among WFS Customers and that it might be subject to requirements that are greater or less than other Customers. WFS may demand Margin deposits and/or premium payments from Customer orally, telephonically, or in writing, including by electronic communications. Unless Applicable Law requires otherwise, all deposits or delivery of Margin by Customer to WFS shall be made by the Transfer Deadline. “Transfer Deadline” shall mean, (i) with respect to any demand for Margin made on or before 12:00 noon EST on a business day, by the close of that business day; and (ii) with respect to any demand for Margin made after 12:00 noon EST on a business, day, by the close of business on the next succeeding business day. If any Exchange or Clearing Organization makes an intraday call on WFS on a business day to deliver Margin and WFS makes a corresponding demand on Customer, Customer agrees it will

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deliver the required Margin to WFS promptly and in no event later than the close of business on such business day.

11.

Commissions and Fees. Customer understands that WFS charges commissions or fees for the execution and/or clearing of Derivatives based upon its rates in effect at the time of execution and clearing or agreed to with Customer from time to time. In addition to such commissions, Customer agrees to pay such other costs or expenses incurred in connection with Derivatives, including without limitation: (i) all brokerage charges, give-up fees, commissions, service charges and clearing charges as may be incurred from time to time in connection with execution and settlement of a transaction, together with all other applicable fees, charges, taxes and duties; (ii) all Exchange, Clearing Organization, NFA or other regulatory or self-regulatory fees, charges, fines, penalties, or other expenses, and any taxes incurred or imposed with respect to the Account; (iii) any trading losses, periodic payments, premiums, debit balance, deficiency, or other liability related to the Account; (iv) any interest, as is customarily charged by WFS based upon its rates then in effect or, at a rate as may be agreed between Customer and WFS from time to time, on any debit balance or deficiency with respect to the Account; and (v) any other charges or costs incurred by WFS with respect to the Account, including, but not limited to, reasonable attorneys’ fees incurred in collecting any unpaid debit balance or deficiency.

12.	Interest. WFS will pay Customer interest on excess cash held in the Account for Customer at rates customarily paid by WFS and as advised to Customer from time to time.

13.

Security Interests. Customer agrees that all cash, funds, securities, credit balances, commodities, Derivatives, posted Margin deposits and/or any other property of Customer and the proceeds thereof and interest, dividends and other earnings thereon, that may from time to time be held by Wells Fargo or carried by or due from others for Customer’s Account, including, without limitation, all Margin and all rights Customer may have against Wells Fargo in connection with this Agreement, any Derivative hereunder or otherwise (collectively, “Collateral”) hereby are pledged to Wells Fargo and shall be subject to a general lien and first priority security interest and right of set-off and recoupment in Wells Fargo’s favor to secure any deficit, indebtedness or other amounts, obligations and/or liabilities at any time owed to Wells Fargo by Customer.

Customer agrees that it will promptly execute and deliver to WFS all documents and instruments, and take such further actions, reasonably requested by WFS from time to time to protect, preserve and perfect WFS’ rights and interests in the Collateral. To perfect its security interest in all or a portion of the Collateral, WFS may file Uniform Commercial Code financing statements and amendments thereto naming Customer as the debtor in the appropriate filing offices in the United States and may need to make comparable filings or provide other evidence of WFS’ security interest in foreign jurisdictions, if applicable. Customer agrees to notify WFS in writing within thirty (30) days following the occurrence of any change in its legal name, jurisdiction of formation, form of organization, place of residence if Customer is an individual, or chief executive office to enable WFS to maintain its perfected status in the Collateral.

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Subject to any requirements under Applicable Law, Customer hereby grants Wells Fargo the right to borrow, pledge, repledge, hypothecate, rehypothecate, loan or invest any of the Collateral, including investing such Collateral in any instrument authorized under Applicable Law, in each case without notice to Customer, and without any obligation to pay or to account to Customer for any interest, income or benefit that may be derived therefrom. Wells Fargo shall be under no obligation to deliver the same property deposited with Wells Fargo or received by Wells Fargo for Customer’s Account, but may deliver other property of like or equivalent kind or amount. Customer further agrees that WFS and any other Wells Fargo entity may deduct monies from Customer’s Account and apply or transfer any of Customer’s assets from the Account to other accounts in the name of Customer at Wells Fargo to satisfy Customer’s margin or deficit obligations to Wells Fargo; provided, however, that Wells Fargo shall not apply or transfer funds where doing so would create a margin call or deficit in the transferring account. Wells Fargo shall have recourse to all assets of Customer held in any account in the name of Customer at Wells Fargo to satisfy Customer’s obligations to Wells Fargo, including, without limitation, Customer’s obligations under this Agreement.

14.

Offsetting Transactions. All liquidating or closing orders entered by Customer will offset and closeout Derivatives positions unless, if permitted under Applicable Law, Customer instructs WFS to hold open concurrent positions and maintain the offsetting Derivatives as open positions, provided that WFS shall not be obligated to comply with any such instructions given by Customer if Customer fails to provide WFS with any representations, documentation or information reasonably requested by WFS or if, in WFS’ reasonable judgment, failure to offset such Derivatives against each other would result in a violation of Applicable Law or of WFS’ internal policies and procedures.

15.

Acceptance of Orders and Position Limits. WFS shall use its reasonable efforts to notify Customer of those Derivatives it regularly accepts for execution and clearing in the ordinary course of business. In accordance with, and subject to, Applicable Law, WFS shall set its own risk limits for Customer which shall be advised to Customer from time to time and Customer shall comply with all such limits. Subject to Applicable Law, WFS shall accept for clearing Derivatives from Customer that it regularly accepts for clearing that are within the WFS risk limits. WFS shall have the right, whenever in its reasonable discretion it deems such action necessary or desirable and upon reasonable notice to Customer, to limit the size of open positions (net or gross) of Customer with respect to the Account and to refuse to accept any orders to establish new positions, whether such refusal, reduction or limitation is required by, or based on position limits imposed under, Applicable Law. WFS shall promptly notify Customer if it has limited or has refused to accept any order.

Customer shall comply with all position limit rules and regulations imposed by Applicable Law and shall not violate such limits whether acting alone or in concert with others. If Customer or WFS on Customer’s behalf or in respect to Customer is required to file any position report with any governmental or self-regulatory agency or relevant Exchange or Clearing Organization, Customer shall promptly file and provide WFS with copies of such application or report and such other information as WFS may reasonably request in connection therewith.

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16.	Options Exercise.

(a) If Customer has a long commodity option, futures option or swaption in the Account that it wishes to exercise, it must provide WFS written instructions to exercise the option or swaption no less than one (1) business day prior to the last trading day of the option or swaption. Customer shall provide WFS sufficient funds and the necessary documents for such exercise no later than the exercise day.

(b) Certain option contracts sold by Customer are subject to exercise at any time and the rules of the relevant Exchange or Clearinghouse may provide for the automatic exercise of options that are “in-the-money” at the time of expiration. Exercise notices received by WFS from the applicable Exchange or Clearing Organization with respect to any option contract sold by WFS’ Customers will be allocated among such Customers (including Customer) pursuant to WFS’ usual allocation procedure and Customer shall be bound by any allocation made to it pursuant to such procedure. Such notices may be allocated to Customer after the close of trading on the day on which such notices have been allocated to WFS by the applicable Exchange or Clearing Organization. WFS may change its allocation method at any time, without notice to Customer.

(c) Subject to the foregoing, WFS shall have no responsibility for any action that it takes or fails to take with respect to any option contract (including, without limitation, any responsibility to exercise any option contract purchased by Customer) unless and until WFS receives acceptable and timely instructions from Customer indicating the action to be taken.

(d) If Customer fails to perform its obligations under this Section, WFS may, but is not obligated to, take any action it deems, in its sole discretion, that such action is required by Applicable Law or is necessary for its protection or the protection of any of its affiliates, including, without limitation, abandoning, liquidating, making or taking delivery or exercise on behalf of Customer. Customer will be liable for any deficiency in the Account that may result therefrom. WFS shall have no liability for any action that it takes or fails to take with respect to any Derivative.

17.

Deliveries. Customer agrees to comply with all requests of WFS in connection with any open position in any Derivative that could result in a delivery or a delivery obligation. Unless Customer shall have delivered to WFS notice of its intention to take delivery, sufficient funds and the necessary documents to make or take delivery, Customer shall, with respect to open positions in Derivatives, give WFS liquidating instructions at least five (5) business days prior to the first notice day, in the case of long positions, and at least five (5) business days prior to the last trading day, in the case of short positions.

18.	Events of Default. Each of the following shall be deemed an “Event of Default” by Customer:

(a) Customer fails to comply with any provision of, or perform any obligation under, this Agreement, including, but not limited to, where Customer fails to deposit or maintain required Margin, fails to pay required premiums or fails to make any other payments

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required hereunder or otherwise in respect of any Derivative or otherwise (it being understood that failure to comply with Applicable Law shall be a failure to perform hereunder);

(b) Customer defaults on any obligations to Wells Fargo in respect of any transaction or agreement;

(c) Customer institutes, or has instituted against it by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over Customer, a proceeding seeking a judgment of insolvency or bankruptcy, administration or reorganization or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented by Customer or such regulator, supervisor, or similar official for its winding-up, liquidation or appointment of a trustee, receiver, liquidator, conservator, custodian or similar officer;

(d) Customer has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (c) above and either (1) results in a judgment of insolvency or bankruptcy or the entry of an order for relief of the making of an order for its winding-up or liquidation or (2) is not dismissed, discharged, stayed or restrained in each case within fifteen (15) days of the institution or presentation thereof;

(e) the issuance of any warrant or order of attachment against Customer’s Account or the levy of a judgment against Customer’s Account;

(f) any representation or warranty made by Customer is not or ceases to be correct or true in any material respect;

(g) Customer states that it will not perform any obligation to Wells Fargo under this Agreement or any other agreement or obligation or in connection with any transactions thereunder or that it is unable to pay its debts upon maturation;

(h) Customer is dissolved or passes a resolution for its winding up or dissolution; or

(i) any organization of which Customer is a member, or any regulatory authority with competent jurisdiction over Customer suspends the conduct of Customer’s usual business or revokes authorizations, membership, licenses or other similar approvals or Customer suspends its usual business or any material portion thereof.

19.

Remedies. Upon the occurrence of an Event of Default, WFS shall have the right, subject to the terms of any other agreements between WFS and Customer with respect to the rights and obligations of the parties under such other agreements, in addition to any other remedy available under Applicable Law, to:

(a) cancel, suspend or refuse or, in its discretion, continue to execute, without waiving any rights with respect to such Event of Default, any orders;

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(b) close out, liquidate, or net at such time as WFS deems appropriate, any or all open Derivatives and other positions (including Collateral) in Customer’s Account;

(c) treat any or all of Customer’s obligations to WFS, whether under this Agreement or any other agreement (written or oral), as immediately due and payable;

(d) sell any or all or the Collateral held by Wells Fargo and to apply the proceeds thereof to any amounts owed by Customer to Wells Fargo;

(e) borrow, buy-in or offset any Derivatives, including, without limitation, Cleared Derivatives Transactions, or enter into risk reducing transactions for Customer’s Account including exchange of futures for risk positions;

(f) set off any obligations of Wells Fargo to Customer against any obligations of Customer to Wells Fargo;

(g) terminate any or all of WFS’ obligations for future performance to Customer; and

(h) take such other actions as Wells Fargo, in its discretion, deems necessary or appropriate for its protection, all without additional demand for Margin and without notice or advertisement. Wells Fargo, in its sole discretion, may make and effect any such actions in any manner it deems reasonable and necessary, including, without limitation choosing appropriate counterparties (which include affiliated entities), Exchanges and price sources to utilize and accept in connection with any purchases, sales, terminations, set-offs or valuations. A prior demand or Margin call of any kind from WFS, prior notice from WFS or the failure to previously enforce any provision of this Agreement or any other agreement shall not be considered a waiver of Wells Fargo’s right to take any action as described herein without notice or demand. Notwithstanding the foregoing, Wells Fargo shall make a good-faith effort to notify Customer of its intention to take any of the actions specified in (a) through (h) above before taking any such action; provided that Wells Fargo shall not be deemed to have breached any obligation if no notice is given. Customer shall be liable for the payment of any deficiency remaining in the Account after such actions are taken by Wells Fargo, together with interest thereon and all costs relating to actions taken by Wells Fargo (including reasonable attorneys’ fees), and any fees and expenses owed in the Account.

20.

Currency Denomination and Exchange Risk. Unless another currency is required for settlement of a Derivative transaction entered into by Customer in accordance with this Agreement or submitted for clearing in accordance with this Agreement, all Margin deposits in connection with such Derivatives, and all debits or credits in the Account, shall be stated in United States dollars. If Customer enters into a Derivatives transaction that is denominated in a currency other than the currency in which initial margin is deposited or WFS, in its sole discretion, permits Customer to deposit foreign currency in satisfaction of any of Customer’s margin, settlement or premium obligations in respect of such transaction, any profit or loss arising as a result of a fluctuation in the exchange rate affecting such currency, or any conversion of U.S. Dollars to the required currency by WFS at then prevailing rates, will be entirely for the Account and risk of Customer.

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When such transaction is terminated, WFS shall, in its sole discretion, credit the Account of Customer in such foreign currency or in U.S. dollars at a prevailing rate of exchange for such foreign currency and shall effect such conversion in whatever manner it elects.

21.

Recording of Telephone Conversations. Customer acknowledges and agrees that WFS may record telephone conversations and authorizes and consents to the recording of conversations by means of electronic telephone recording equipment or otherwise, without the use of an automatic tone warning device, and without assuming responsibility to make or retain such tape recordings. Such recordings may be used as evidence by WFS in any disputes between WFS and Customer.

22.

Limitation of Liability. Neither Wells Fargo nor any of its officers, directors, control persons, employees or agents (“Wells Fargo Representatives”) shall be responsible for any loss, liability, damage or expense except to the extent that such loss, liability, damage or expense arises from its gross negligence or willful misconduct. Neither Wells Fargo nor any Wells Fargo Representatives shall have any responsibility or liability to Customer or any other person under this Agreement (a) in connection with the performance or non-performance by any third-party (including, but not limited to, Clearing Organizations, Exchanges, brokers, dealers, custodians and banks) with respect to any Derivatives or other property of Customer, including without limitation if any such third-party makes an error in executing, filling or settling orders or fails to execute, fill or settle an order for Customer; (b) as a result of any prediction, recommendation or advice made or given by a representative of Wells Fargo, whether or not made or given at the request of Customer; (c) as a result of Wells Fargo’s reliance on any instruction, notice or communication that it believes to be of an individual or entity authorized to act on behalf of Customer; or (d) as otherwise provided under this Agreement. In addition, neither Wells Fargo nor any Wells Fargo Representative shall have any liability as a result of any action, failure to act or delay in acting as a result of the occurrence of any contingency or event beyond the control of Wells Fargo including, without limitation, any (i) labor disputes, riots, sabotage, insurrection, fires, floods, storms, explosions, earthquakes, electrical power failures, acts of God, war, both declared and undeclared, or acts of terrorism; (ii) suspension or termination of trading; (iii) unscheduled closure of an Exchange; or (iv) failure or delay in the transmission of orders due to breakdowns or failures of transmission or communication facilities, execution, and/or trading facilities, other systems, or any other electronic trading systems, facilities or services. Customer agrees that, upon the occurrence of such an event, Wells Fargo shall be excused from performance of its obligations hereunder for such period of time as is reasonably necessary after such occurrence to remedy the effects therefrom. In no event will Wells Fargo be liable to Customer for consequential, incidental, special or punitive damages.

23.

Indemnification. Customer hereby agrees to indemnify and hold harmless Wells Fargo and all Wells Fargo Representatives (together, “Wells Fargo Indemnified Parties,” or individually, “Wells Fargo Indemnified Party”) from and against any and all loss, cost, damage, expense, penalty, tax or fees when and as incurred by, or asserted against, any Wells Fargo Indemnified Party arising out of or in connection with this Agreement or any Derivatives or transactions contemplated hereunder or pursuant to instructions received by any Wells Fargo Indemnified Party from Customer or any person believed to be

Futures and Cleared Swaps Agreement	13

authorized to provide such instructions. Customer shall, without limitation, indemnify the Wells Fargo Indemnified Parties for reasonable costs of counsel and the cost of any investigation and preparation, when and as incurred by them (including, without limitation, advancement of expenses), in connection with any claim, action, proceeding, investigation, examination or threatened action relating to this Agreement or of any Derivative, except for such losses, costs or damages as are directly caused by such Wells Fargo Indemnified Parties’ own gross negligence or willful misconduct.

24.

Termination. This Agreement may be terminated at any time by Customer or WFS by written notice to the other. Termination shall not affect any Derivative or other transaction entered into prior to receipt of such notice and shall not relieve either party of any obligations in connection with any debit or credit balance or other liability or obligation incurred prior to such termination. The security interest granted by Customer under Section 13 of this Agreement shall not terminate until all obligations of Customer to Wells Fargo described in such Section are satisfied. In the event of a notice terminating this Agreement, Customer shall either close out open positions in the Account or arrange for such open positions to be transferred to another FCM promptly. Upon satisfaction of all of Customer’s liabilities to Wells Fargo which may be deducted from the Account or other accounts of Customer at Wells Fargo if the cash in the Account is insufficient to satisfy payments of amounts owed (including payment of previously received discounts which may be pro-rated based on Customer’s desired termination date), WFS shall transfer to another FCM identified by Customer all remaining Derivatives held for the Account and distribute per Customer’s instructions all other cash, securities and other property held in the Account, whereupon this Agreement shall terminate. The provisions of Section 23, this Section 24 and Sections 29 to 32 of this Agreement shall survive termination of this Agreement.

25.

Severability. If any provision of this Agreement is or at any time becomes inconsistent with or invalid under any present or future Applicable Law, such inconsistent or invalid provision shall be deemed to be superseded or modified to conform to such Applicable Law, but in all other respects this Agreement shall remain in full force and effect.

26.

Successors and Assigns; Third-Party Beneficiaries. This Agreement shall be binding upon the parties and their successors and permitted assigns. This Agreement and the obligations of Customer hereunder may not be assigned or delegated without the prior consent of WFS. Customer agrees that WFS shall have the right to transfer or assign this Agreement (and the Account) to any successor entity or to any of its affiliates that is registered as an FCM in its discretion without obtaining the consent of Customer, provided that WFS provides Customer with notice of such assignment in accordance with Applicable Law. There shall be no third-party beneficiaries.

27.

Amendment or Waiver. Except as otherwise provided herein, all waivers and modifications must be in writing signed by the party against whom it is to be enforced; provided, however, that WFS may amend this Agreement without notice or consent if it reasonably believes such amendment is necessary or appropriate to comply with Applicable Law or to change provisions relating to fees for services provided or to reflect the products and services provided by WFS. WFS will notify Customer of any such

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amendment. The rights and amendments of WFS and Customer under this Agreement are cumulative and no waiver or modification of this Agreement or of any such right or remedy may be inferred from any failure by WFS or Customer to exercise any right or remedy under this Agreement.

28.

Notices and Communications. Except as specifically otherwise provided in this Agreement, all instructions, notices or other communications may be oral or written. All oral instructions, unless custom and usage of trade dictate otherwise, shall be promptly confirmed in writing. All written instructions, notices or other communications shall be addressed as follows:

If to WFS:

Wells Fargo Securities, LLC

Attn: Banks Ramage, Director

MAC D1053-070

301 S College St, 7th Floor

Charlotte, NC 28202-6000

Phone: 704-410-5610

Fax: 704-374-6806

Email: banks.ramage@wellsfargo.com

If to Customer: At the address provided on the Customer Application, or as otherwise provided in writing to WFS by Customer.

All communications sent to Customer, whether through the Internet, or by mail, facsimile, messenger or otherwise, shall be deemed effective (i) if in writing and delivered in person, or by courier, or by overnight mail, on the date delivery is attempted; (ii) if sent by facsimile transmission, on the date that transmission is sent to Customer; (iii) if sent by certified or registered mail or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or (iv) if sent by electronic delivery, on the date that the electronic delivery is sent.

29.

Governing Law. The interpretation and enforcement of, and claims arising out of or relating to, this Agreement and the rights, obligations and remedies of the parties shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of law principles.

30.

Consent to Jurisdiction. Customer consents to the exclusive jurisdiction of the courts of the State of New York located in the borough of Manhattan and of the federal courts in the Southern District of New York and the appellate courts therefrom with respect to any proceeding arising out of or relating to this Agreement or any transaction in connection herewith. Customer consents to the service of process by the mailing to Customer of copies of such court filing by certified mail to the address of Customer as it appears on the books and records of WFS, such service to be effective ten days after mailing. Customer agrees that any legal action, suit or proceeding (“Proceeding”) arising out of, or

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relating to, this Agreement may be brought in such courts; and waives, and agrees not to assert, as a defense in any such action, suit or proceeding (i) that it is not personally subject to the jurisdiction of such courts; (ii) that such action, suit or proceeding may not be brought or is not maintainable in such courts; (iii) that this Agreement may not be enforced in or by such courts; or (iv) that the venue of any such action, suit or proceeding is inconvenient or improper.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction if (A) the courts of the State of New York or the United States District Court located in the Borough of Manhattan in New York City lack jurisdiction over the parties or the subject matter of the Proceedings or decline to accept the Proceedings on the grounds of lacking such jurisdiction; (B) the Proceedings are commenced by a party for the purpose of enforcing against the other party’s property, assets or estate any decision or judgment rendered by any court in which Proceedings may be brought as provided hereunder; (C) the Proceedings are commenced to appeal any such court’s decision or judgment to any higher court with competent appellate jurisdiction over that court’s decisions or judgments if that higher court is located outside the State of New York or Borough of Manhattan, such as a federal court of appeals or the U.S. Supreme Court; or (D) any suit, action or proceeding has been commenced in another jurisdiction by or against the other party or against its property, assets or estate, and, in order to exercise or protect its rights, interests or remedies under this Agreement, the party (1) joins, files a claim, or takes any other action, in any such suit, action or proceeding, or (2) otherwise commences any Proceeding in that other jurisdiction as the result of that other suit, action or proceeding having commenced in that other jurisdiction.

31.

Waiver of Immunities. Customer irrevocably waives, to the fullest extent permitted by Applicable Law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, or order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction, and irrevocably agrees, to the extent permitted by Applicable Law, that it will not claim any such immunity in any proceedings.

32.

Waiver of Jury Trial and Punitive Damages. BOTH PARTIES HEREBY WAIVE ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATION TO THIS AGREEMENT OR IN CONNECTION THEREWITH. Both parties agree that they will not attempt to obtain an award of punitive damages against the other.

33.

Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes any prior agreements between the parties as to the subject matter hereof. Except as otherwise provided herein, no provision of this Agreement shall in any respect be waived, altered, modified, or amended unless such waiver, alteration, modification or amendment is in writing and signed by Customer and a duly authorized officer of WFS.

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34.

Master Netting Agreement This Agreement is a “master netting agreement’ as defined in Section 101(38A) of Title 11 of the United States Code, and WFS shall be entitled to the protections afforded by, among other sections, Section 362(b)(27) and 561 of Title 11 of the United States Code.

35.	Headings. All headings used herein are for convenience only, are not part of this Agreement, and are not to be used in construing or interpreting any aspect of this Agreement.

36.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Signature page follows]

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IN WITNESS WHEREOF, WFS and Customer have executed this Futures and Cleared Swaps Agreement by their duly authorized signatory.

Wells Fargo Securities, LLC
Name of Customer

Signature of authorized signer	Signature of authorized signer

Name of authorized signer (print / type)	Name of authorized signer (print / type)

Title:	Title:

Date:	Date:

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